Exhibit 10.8

Balchem Corporation Director Retiree Program

For purposes of the Director Retiree Program, the term “Retirement” shall mean:

i.voluntary retirement from the Board of Directors (the “Board”) of Balchem Corporation (the “Company”) at the conclusion of his or her term in which he or she reaches the age of 70 in accordance with the Company’s Corporate Governance Guidelines; and the combination of the Director’s age and years of service as a member of the Board is equal to or greater than 75; or

ii.voluntary retirement from the Board prior to the conclusion of his or her term in which he or she reaches the age of 70; if the combination of the Director’s age and years of service as a member of the Board is equal to or greater than 75; and he/she has given the Company one (1) year’s prior written notice to the Company of his/her intention to retire, with such notice to be submitted to the CEO and President of the Company.

a) Stock Options

Notwithstanding anything to the contrary in the 2017 Omnibus Incentive Plan (or any successor plan) or in the Director’s stock option grant agreements, if Director ceases to be a member of the Board, by reason of Retirement, all options (including those granted within one year of the Director’s retirement) shall continue to vest and become exercisable in accordance with their original vesting schedule. Except as otherwise provided, any unexercised portion of the option may be exercised prior to the later of (i) two years after Director’s Retirement or (ii) two years after the vesting date of the option, but in any case, not beyond the specified expiration date of the option.

b) Restricted Stock – Time Based

Notwithstanding anything to the contrary in the 2017 Omnibus Incentive Plan (or any successor plan) or in the Director’s restricted stock grant agreements, if the Director ceases to be a member of the Board, by reason of Retirement all Restricted Stock grants (including those granted within one year of the Director’s retirement) shall continue to vest in accordance with their original vesting schedule.